                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ]  Confidential, for Use of the
    Commission Only                          (as permitted by Rule
                                             14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HASTINGS MANUFACTURING COMPANY
             (Name of Registrant as Specified in its Charter)

       -------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and state how it was determined):
          -----------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------
    (5)   Total fee paid:
          -----------------------------------------------------------------

    [ ]   Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

    (1)   Amount previously paid:
          -----------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
          -----------------------------------------------------------------
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          -----------------------------------------------------------------
    (4)   Date filed:
          -----------------------------------------------------------------

                      HASTINGS MANUFACTURING COMPANY
                             325 North Hanover
                         Hastings, Michigan 49058
                       Telephone No. (616) 945-2491
                       Facsimile No. (616) 945-4667



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 5, 1998

---------------------------------------------------------------------------


     You are cordially invited to attend the annual shareholder meeting of Hastings Manufacturing Company, a Michigan corporation ("Hastings"), to be held at its principal office located at 325 North Hanover, Hastings, Michigan, on Tuesday, the 5th day of May, 1998, at 9:00 a.m., local time, for the following purposes:

     1.   To elect one (1) director for a three-year term expiring in 2001.

     2. To consider and approve the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997.

     3. To transact any other business that may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1998, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     Your attention is directed to the enclosed Proxy Statement and Proxy. The annual report of Hastings for the year ended December 31, 1997 is also enclosed.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THIS PROXY WILL NOT BE USED.

                           By Order of the Board of Directors

                           /s/ Monty C. Bennett

                           MONTY C. BENNETT
                           Secretary


April 10, 1998

                      HASTINGS MANUFACTURING COMPANY
                             325 North Hanover
                         Hastings, Michigan 49058
                       Telephone No. (616) 945-2491
                       Facsimile No. (616) 945-4667

                      ANNUAL MEETING OF SHAREHOLDERS
                                MAY 5, 1998
                              PROXY STATEMENT

                               INTRODUCTION

     This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, $2 par value per share ("Common Stock"), of Hastings Manufacturing Company ("Hastings" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Hastings for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held at 9:00 a.m., local time, on May 5, 1998, at the principal office of Hastings located at 325 North Hanover, Hastings, Michigan, for the purposes set forth in the accompanying "Notice of Annual Meeting of Shareholders."

     If a Proxy in the enclosed form is properly executed and returned to Hastings, the shares of Common Stock represented by the Proxy will be voted in accordance with the wishes specified on the Proxy. If no choice is specified, the designated proxies will vote the shares represented by the Proxy (i) for the election of the director nominee named in this Proxy Statement, (ii) for approval of the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 and (iii) in accordance with their best judgment with respect to any other matter that may properly come before the meeting and any adjournment thereof.

     Any shareholder who executes and delivers a Proxy may revoke it at any time before it is voted at the Annual Meeting by giving notice in writing directed to the Secretary of Hastings at the address set forth above, by submitting a Proxy bearing a later date or by attending the meeting and voting in person. A shareholder's attendance at the Annual Meeting will not, by itself, revoke that shareholder's proxy.

     This Proxy Statement is being mailed to shareholders of Hastings on or about April 10, 1998.

                           ELECTION OF DIRECTOR

     The Board of Directors has nominated the following person for election to the Board of Directors for a three-year term expiring at the Annual Meeting of Shareholders in 2001 or until his successor is elected and qualified:

                              Neil A. Gardner

     Seven other directors are serving terms that will expire in 1999 and 2000. The designated proxies intend to vote for the election of the nominee named above. The nominee has consented to being named in this Proxy Statement and to serve as a director if elected. If the nominee should become unable or unwilling to serve, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee.
If a substitute nominee is selected, the shares represented by a Proxy will be voted for the election of the substitute nominee. Proxies will not be voted for more than the number of nominees named in this Proxy Statement.

     A plurality of votes cast by the holders of shares of Common Stock present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

             YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                       FOR THE NOMINEE AS A DIRECTOR



           APPROVAL OF THE HASTINGS MANUFACTURING COMPANY STOCK
                 OPTION AND RESTRICTED STOCK PLAN OF 1997

     The Board of Directors believes that Hastings' long-term interests will best be advanced by aligning the interests of its directors, corporate and subsidiary officers and other key employees with the interests of its shareholders. Therefore, to attract and retain directors, officers and other key management employees of exceptional abilities, on December 9, 1997, the Board of Directors adopted, subject to shareholder approval, the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 (the "Plan"). The Board of Directors believes that the adoption and implementation of the Plan is now advisable.

     The Board of Directors contemplates that the Plan would primarily be used to grant stock options. However, the Plan would also permit grants of restricted stock and tax benefit rights if determined to be desirable to advance the purposes of the Plan. These grants and awards are referred to as "Incentive Awards." By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, it is intended that the Plan would provide significant flexibility to the Compensation Committee (the "Committee") of the Board of Directors to tailor specific long-term incentives that would best promote the objectives of the Plan, and in turn promote the interests of Hastings' shareholders.

     The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, the complete text of which is attached as APPENDIX A to this Proxy Statement.

     Persons eligible to receive Incentive Awards under the Plan (with certain limitations discussed below) include directors (currently eight persons), corporate officers (currently two additional persons) and other key employees (currently nine additional persons) of Hastings. Other individuals eligible to participate in the Plan may join Hastings in the future. The Plan provides that a maximum of 19,000 shares of Common Stock would be available for Incentive Awards. (This number, however, is subject to certain antidilution adjustments. For example, as a result of the Company's March 1998 two-for-one stock split (the "Stock Split"), the number of shares authorized under the Plan increased to 38,000.) Because directors, officers and key employees of Hastings and its subsidiaries may receive awards under the Plan, they may be deemed to have an interest in the Plan. The Plan would not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and would not be subject to the Employee Retirement Income Security Act of 1974, as amended.

     The Plan would be administered by the Committee, which is to be comprised of at least two nonemployee directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934. In its discretion, the Board of Directors may also require that the members of the Committee be "outside directors," as defined in Section 162(m) of the Code. The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the terms of each grant and all other determinations necessary or advisable for administration of the Plan. The Committee could amend the terms of Incentive Awards granted under the Plan from time to time in a manner consistent with the Plan; provided, however, that no amendment could be effective relating to a particular Incentive Award without the consent of the relevant Participant, except to the extent the amendment operated solely to the benefit of the Participant.

     Under the Plan, Participants could be granted stock options. A stock option is the right to purchase a specified number of shares of stock issued by the Company for a stated price at specified times. Certain stock options that could be granted to employees under the Plan may qualify as incentive stock options as defined in Section 422(b) of the Code. Other stock options, including all stock options that will be granted to directors who are not employees, would not be incentive stock options within the meaning of the Code. Stock options could be granted at any time prior to the termination of the Plan according to its terms or by action of the Committee.

     The Committee would set forth the terms of individual grants of stock options in stock option agreements, which would contain such terms and conditions, consistent with the provisions of the Plan, as the Committee determined appropriate. These restrictions may include vesting requirements to encourage long-term ownership of shares. Hastings will receive no consideration upon the award of options. The option price per share would be determined by the Committee and, for options intended to qualify as incentive stock options under the Code, would be a price equal to or higher than the "market value" of Hastings Common Stock on the date of grant. "Market value" means the last reported sales price of shares of Hastings Common Stock as reported on the American Stock Exchange on the date of grant, or if no shares were traded on that date, the last preceding date on which shares were traded. On March 20, 1998, the last reported sales price of Hastings Common Stock on the American Stock Exchange was $47.25 per share. When exercising all or a portion of an option, a Participant could pay the exercise price with cash or, with the consent of the Committee, shares of Common Stock (including Common Stock to be received upon a simultaneous exercise).

     In addition to the options that can be granted in the discretion of the Committee, the Plan provides that options to purchase one hundred (100) shares (prior to adjustment for the Stock Split) of Common Stock will be automatically granted to each nonemployee director on the date of Hastings' annual meeting of shareholders of each year. In addition, each nonemployee director shall at the time of his or her initial election or appointment be granted an option to purchase 100 shares (prior to adjustment for the Stock Split) of Common Stock. Stock options granted to nonemployee directors will not be treated as incentive stock options. The exercise price of each option awarded to a nonemployee director will be 100% of the market value at the date of grant.

     Although the term of each stock option would be determined by the Committee, no stock option intended to qualify as an incentive stock option would be exercisable under the Plan after the expiration of ten (10) years from the date it was granted. Options generally would be exercisable for limited periods of time in the event an option holder was terminated from employment with Hastings or its subsidiaries without cause, died or became disabled. If an option holder was terminated for cause, the option holder would forfeit all rights to exercise any outstanding options. Unless the Committee consents otherwise or the terms of an option provide otherwise, options granted to Participants under the Plan could not be transferred except by will or by the laws of descent and distribution.

     There is no specified limit on the number of options that could be granted to any individual Participant under the Plan, except that (i) semiannual grants to each nonemployee director are limited to the formula as provided in the Plan; and (ii) no Participant could receive Incentive Awards which constitute more than 10% of the total Incentive Awards granted under the Plan. Furthermore, no option granted to any Participant who at the time of such grant owns, together with stock attributed to such

Participant under Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may be designated as an incentive stock option, unless the option provides an exercise price equal to at least one hundred ten percent (110%) of the market value of the Common Stock and the exercise of the option after the expiration of five years from the date of grant of the option is prohibited by its terms.

     In December 1997, the Compensation Committee approved grants of options to certain individuals, subject to shareholder approval of the Plan at the Annual Meeting. The following table sets forth the benefits that will be received or allocated to the following persons under those grants, if the Plan is approved by the Company's shareholders:

                                      NEW PLAN BENEFITS
                        STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997
NAME AND POSITION                         DOLLAR VALUE<F1>               NUMBER OF UNITS
-----------------                         ----------------               ---------------
Mark R. S. Johnson, Co-Chief                  $ 5,250                           750
  Executive Officer, President-
  Marketing

Andrew F. Johnson, Co-Chief                   $ 5,250                           750
  Executive Officer, President-
 Operations

Dale W. Koop, Vice President-                 $ 2,800                           400
  Engineering

M.C. Bennett, Vice President-                 $ 2,800                           400
  Employee Relations

Thomas J. Bellgraph, Vice                     $ 2,800                           400
  President-Finance

Executive Group<F2>                           $21,700                         3,100


Non-Executive Director Group                  $ 6,300                           900


Non-Executive Officer Employee                $14,175                         2,025
 Group

-----------------------------


                                      -5-

<F1> The dollar value of a stock option is determined by calculating the spread between the exercise price of the option and the current value of the Company's Common Stock. In the table, the dollar value is calculated as the difference between the market value of Hastings Common Stock on the date of grant (December 19, 1997) and the market value as of March 20, 1998. On December 19, 1997, the last reported sale for Hastings Common Stock on the American Stock Exchange was $40.25 per share. On March 20, 1998, the last sale was $47.25 per share.

<F2> The Executive Group includes Messrs. Johnson, Johnson, Koop, Bennett and Bellgraph, as well as Stephen G. Uhen, Vice President of
     Information Services.

     Under current federal income tax laws, no income would be realized when an option is granted pursuant to the Plan. A Participant exercising an incentive stock option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for the purpose of calculating alternative minimum tax. Upon sale of the stock, so long as the Participant held the stock for at least one year after the exercise of the option and at least two years after the grant of the option, the Participant's basis would equal the option price, and the Participant would pay tax on the difference between the sale price and the option price as capital gain, in which case Hastings would not be entitled to any deduction for compensation income. If, prior to the expiration of either of the above holding periods, the Participant sold shares acquired under an incentive stock option, the tax deferral would be lost, and the Participant would recognize compensation income equal to the difference between the option price and the fair market value of the shares sold at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition (generally the difference between the option price and the price at which the shares are sold). Hastings would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, would be recognized by the Participant as short- or long-term capital gain.

     If a Participant exercised stock options that were not incentive stock options, the Participant would recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. Hastings would receive a corresponding deduction for federal income tax purposes. The optionee's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

     In addition to the authority to grant stock options under the Plan, the Plan would allow the Committee to award restricted stock. Restricted stock would be subject to such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determined. As with stock option grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Unless the Committee provided otherwise in a restricted stock agreement, if a Participant's employment is terminated during the restricted period set by the Committee for any reason other than death, total disability (as defined in the Plan) or any other additional provisions determined by the Committee pursuant to the Plan, the Participant's restricted stock would be entirely forfeited. If the Participant's employment is terminated during the restricted period by reason of death or total disability, the restrictions on the Participant's shares of restricted stock would terminate automatically.

     Without Committee authorization, a recipient of restricted stock could not sell, exchange, transfer, pledge, assign or otherwise dispose of such stock other than to Hastings or by will or the laws of descent or distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. However, holders of restricted stock would enjoy all other rights of shareholders with respect to restricted stock during the restricted period, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to restricted stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization or reorganization would be subject to the same terms, conditions and restrictions applicable to the restricted stock for which such shares are received.

     Generally, a Participant would not recognize income upon the award of restricted stock. However, a Participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vested (when the restrictions lapse). At the time the Participant recognized this compensation income, Hastings would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock was forfeited by a Participant, the Participant would not recognize income and Hastings would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the Participant, and Hastings would receive a corresponding deduction.

     A Participant could, within thirty days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the Participant made such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election was made would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock was forfeited after the Participant had made an election as described above, the Participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a Participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the Participant as compensation income.

     The Plan also permits the Committee to grant tax benefit rights, which would be subject to such terms and conditions as the Committee determined appropriate, in order to encourage the Participant to exercise options and provide certain tax benefits to Hastings. A tax benefit right entitles a Participant to receive from Hastings or a subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which Hastings is entitled to a deduction or credit by reason of exercise of the option or the disqualifying disposition.

     Tax benefit rights could be issued with respect to stock options granted not only under the Plan but also with respect to existing or future stock options awarded under any other plan of the Company that has been approved by the shareholders as of the date of the Plan. Such rights with respect to outstanding options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing options. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the option price, unless otherwise provided by the Committee.

     Whenever Incentive Awards are made under the Plan, Hastings could withhold from any cash otherwise payable to the Participant or require the Participant to remit to Hastings an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding could be satisfied by withholding shares of Hastings Common Stock to be received upon exercise or by delivery to Hastings of previously owned shares of Hastings Common Stock.

     The Board of Directors could terminate the Plan at any time, and could from time to time amend the Plan as it deemed proper and in the best interests of Hastings, provided that no such amendment could impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award or unless the amendment operates solely to the benefit of the Participant. Subject to approval by Hastings shareholders, the Plan would take effect as of December 9, 1997 and, unless previously terminated by the Board of Directors, no Incentive Award could be made under the Plan after December 8, 2007.

     Hastings intends to register shares covered by the Plan under the Securities Act of 1933 before any Incentive Award would vest or become exercisable.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE PROPOSAL

     The affirmative vote of the holders of a majority of shares of Hastings Common Stock present in person or by proxy and voting on this proposal is required to approve the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as voted on this proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The Board of Directors has determined that the Plan is in the best interests of Hastings and its shareholders. The shares represented by proxies received from Hastings shareholders will be voted FOR approval of the adoption of the Plan unless a vote against such approval or to abstain from voting is specifically indicated in the proxy.

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
    FOR APPROVAL OF THE STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


                             VOTING SECURITIES

     The Board of Directors fixed the close of business on Friday, March 20, 1998, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held May 5, 1998, and any adjournments thereof.

     At the close of business on March 20, 1998, 391,963 shares of Common Stock were issued and outstanding. Each share of Common Stock issued and outstanding on the record date entitles its holder to one vote in person or by proxy on each matter presented for shareholder action. The distribution date for the Stock Split was March 23, 1998. Accordingly, shares issued in the Stock Split will not be entitled to vote at the Annual Meeting. In addition, all share amounts set forth in the following tables are pre-Stock Split figures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following persons beneficially owned more than five percent of the outstanding shares of Hastings Common Stock as of March 20, 1998:

   NAME AND ADDRESS                       AMOUNT OF                     NATURE OF                         PERCENT OF
    OF BENEFICIAL                         BENEFICIAL                    BENEFICIAL                        OUTSTANDING
OWNER OF COMMON STOCK                     OWNERSHIP                     OWNERSHIP                           SHARES
---------------------                     ---------                     ---------                         -----------
Stephen I. Johnson                          640 shares         Sole voting and investment power               0.16%
907 West Madison                        117,345 shares<F1>     Shared voting and investment power            29.94%
Hastings, MI 49058

The Stephen I. Johnson                        0 shares         Sole voting and investment power                  --
Family Group <F2>                       177,747 shares         Shared voting and investment power            45.35%
c/o Stephen I. Johnson
907 West Madison
Hastings, MI 49058

Dimensional Fund                         17,900 shares         Sole voting and investment power               4.57%
Advisors Inc. <F3>                        8,050 shares         Shared voting and investment power             2.05%
1299 Ocean Ave.
11th Floor
Santa Monica, CA 90401

Amici Associates and                     35,600 shares         Sole voting and investment power               9.08%
The Collectors' Fund <F4>                     0 shares         Shared voting and investment power                --
100 Park Avenue
New York, NY 10017

Mark R. S. Johnson <F5>                  27,866 shares         Sole voting and investment power               7.11%
c/o Hastings Mfg. Co.                       675 shares         Shared voting and investment power             0.17%
325 North Hanover
Hastings, MI 49058

---------------------------------

    <F1> This number does not include 14,111 shares held by Mr. Johnson and two other persons as co-trustees of a testamentary trust established by Mr. Johnson's father. This number includes shares held by the Stephen I. Johnson Trust, the Isabel Sage Johnson Trust, the Anna M. Johnson Trust and the Aben E. Johnson Trust, each for which Mr. Johnson is a trustee and shares held by SAMCO, Inc., of which Mr. Johnson is the majority shareholder.



                                      -10-

    <F2> On October 26, 1982, the Stephen I. Johnson Family Group
("Family Group") filed a report on Schedule 13D (the "Schedule 13D") with the Securities and Exchange Commission and the American Stock Exchange in connection with a tender offer which terminated in January of 1983. Amendment No. 2 to the Schedule 13D was filed with the Securities and Exchange Commission on or about April 1, 1993, reaffirming the Family Group's mutual belief that it is in the best interests of Hastings and its shareholders that Hastings remain an independently owned corporation. The Family Group consists primarily of family members and close relatives of Stephen I. Johnson. The Schedule 13D, as amended, contains a Shareholder Letter of Intent signed by all Family Group members. The Shareholder Letter of Intent states that Family Group members believe it is in the best interests of Hastings, its shareholders, its employees and the local community that Hastings remain an independently owned corporation and further states that Family Group members intend to oppose any takeover attempt that would result in Hastings no longer remaining an independently owned corporation and which is not in the best interest of Hastings, its shareholders, its employees or the local community. Family Group members and trusts for which such persons have or share voting power hold an aggregate of approximately 177,747 shares representing approximately 45% of the outstanding shares of Hastings Common Stock as of March 20, 1998.

    <F3> Based on information set forth in a report on Schedule 13G dated
February 9, 1998. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has informed Hastings that it is deemed to have beneficial ownership of 25,950 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

    <F4> Based on information set forth in a report on Schedule 13D dated
February 21, 1991 as amended by amendments dated April 8, 1991 and December 6, 1995.

    <F5> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder. The shares set forth in the row entitled "Shared voting and investment power" are shares owned by Mr. Johnson's spouse individually.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table shows the beneficial ownership of shares of Common Stock, held as of March 20, 1998, by each director, each nominee for election as director, each of the named executive officers (as defined in the Summary Compensation Table) and by all directors and executive officers of the Company as a group:

                                          AMOUNT OF                                                       PERCENT OF
    NAME OF                               BENEFICIAL                    NATURE OF                         OUTSTANDING
BENEFICIAL OWNER                          OWNERSHIP                 BENEFICIAL OWNERSHIP                    SHARES
----------------                          ---------                 --------------------                  -----------
Mark R. S. Johnson                      27,866 shares<F1>      Sole voting and investment power              7.11%
                                           675 shares<F1>      Shared voting and investment power            0.17%


Andrew F. Johnson                        8,383 shares          Sole voting and investment power              2.14%
                                         3,717 shares<F2>      Shared voting and investment                  0.95%

William R. Cook                            800 shares          Sole voting and investment power              0.20%
                                             0 shares          Shared voting and investment power               --

Richard L. Foster                            0 shares          Sole voting and investment power                 --
                                           100 shares          Shared voting and investment power            0.03%

Monty C. Bennett                         1,160 shares          Sole voting and investment power              0.30%
                                             0 shares          Shared voting and investment power               --

                                          AMOUNT OF                                                       PERCENT OF
    NAME OF                               BENEFICIAL                    NATURE OF                         OUTSTANDING
BENEFICIAL OWNER                          OWNERSHIP                 BENEFICIAL OWNERSHIP                    SHARES
----------------                          ---------                 --------------------                  -----------
Dale W. Koop                             1,160 shares          Sole voting and investment power               0.30%
                                             0 shares          Shared voting and investment power                --

Neil A. Gardner                              0 shares          Sole voting and investment power                  --
                                            10 shares          Shared voting and investment power             .003%


Douglas A. DeCamp                        1,000 shares          Sole voting and investment power               0.26%
                                             0 shares          Shared voting and investment power                --


                                          -12-

Thomas J. Bellgraph                      1,060 shares          Sole voting and investment power               0.27%
                                             0 shares          Shared voting and investment power                --

All directors and                       41,429 shares          Sole voting and investment power              10.57%
executive officers                       4,502 shares          Shared voting and investment power             1.15%
as group

---------------------

     <F1> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder. The shares set forth in the row entitled "Shared voting and investment power" are shares owned by Mr. Johnson's spouse individually.

     <F2> This number includes 2,017 shares held by Mr. Johnson's spouse in trust for the benefit of their daughter, as well as 1,700 shares held by Mr. Johnson's spouse individually. Mr. Johnson disclaims beneficial ownership of those shares. This number does not include shares held by SAMCO, Inc., of which Mr. Johnson is a vice president, treasurer and minority shareholder.

                     DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows certain information concerning each director, nominee for director and executive officer, supplied by them as of December 31, 1997:

                                           NOMINEE TO BE ELECTED FOR A THREE-YEAR
                                           --------------------------------------
                                                   TERM EXPIRING IN 2001
                                                   ---------------------
                                                    PRINCIPAL OCCUPATION                            DIRECTOR
NAME AND AGE                                         OR EMPLOYMENT <F1>                             SINCE <F2>
------------                                        -------------------                             ----------
Neil A. Gardner                         Executive Vice President of Hastings City Bank,              1983
Age 51                                  Hastings, Michigan, a financial institution
                                        (since 1976)

                                                    INCUMBENT DIRECTORS
                                                    -------------------
                                                   TERMS EXPIRING IN 2000
                                                   ----------------------
                                                    PRINCIPAL OCCUPATION                            DIRECTOR
NAME AND AGE                                         OR EMPLOYMENT <F1>                            SINCE <F2>
------------                                         ------------------                            ----------
Mark R. S. Johnson                      Co-CEO/President-Marketing (since 1994)                      1977
Age 50                                  and Executive Vice President-Marketing
                                        (1986-1994) of Hastings

Dale W. Koop                            Vice President-Engineering of Hastings                       1982
Age 59                                  (since 1982)

Douglas A. DeCamp                       President/CEO FHI, Inc. (formerly Flexfab, Inc.),            1984
Age 60                                  a producer of aircraft hosing and
                                        fiberglass products (since 1984)

                                                    INCUMBENT DIRECTORS
                                                    -------------------
                                                   TERMS EXPIRING IN 1999
                                                   ----------------------
                                                    PRINCIPAL OCCUPATION                            DIRECTOR
NAME AND AGE                                         OR EMPLOYMENT <F1>                            SINCE <F2>
------------                                         ------------------                            ----------
Andrew F. Johnson                       Co-CEO/President-Operations                                  1977
Age 48                                  (since 1994)
                                        and Executive Vice President-Operations
                                        (1986-1994) of Hastings

William R. Cook                         President of Pidgas, Inc.                                    1977
Age 56                                  Hastings, Michigan
                                        (since 1975)


Monty C. Bennett                        Vice President-Employee Relations                            1982
Age 60                                  (since 1986) and Secretary
                                        (since 1982) of Hastings


Richard L. Foster                       Retired; Production Control Manager of                       1984
Age 70                                  Hastings (1987-1988)

                                                 EXECUTIVE OFFICERS
                                                WHO ARE NOT DIRECTORS
                                                ---------------------
NAME AND AGE                                   POSITIONS WITH HASTINGS
------------                                   -----------------------
Thomas J. Bellgraph                     Vice President - Finance
Age 46                                  (since January 1996) and Treasurer (since 1986)

Stephen G. Uhen<F3>                     Vice President of Information
Age 49                                  Services (since December 1997)

---------------------

     <F1> Except as noted, each person listed above has been engaged in the same principal occupation for more than five years.

     <F2> No director or nominee for director is the director of any company that has a class of equity securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or is subject to
Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

     <F3> Mr. Uhen served as the Company's Information Services Manager from November 1995 through December 1997. From 1988 through 1995, Mr. Uhen served as Systems Programs Manager of the Company.

     There are no family relationships (closer than first cousin) between any of the above-named persons, except that Mark R. S. Johnson and Andrew
F. Johnson are brothers.

ORGANIZATION OF THE BOARD OF DIRECTORS

     The Hastings Board of Directors does not have a standing committee for nominating individuals for election as directors. The Hastings Board of Directors selects its nominees for election to the new Board of Directors at its first meeting each year in either January or February. The Hastings Board of Directors will consider nominees recommended by shareholders provided that such nominations are sent to the Secretary of Hastings on or prior to December 1 of the year preceding the Annual Meeting of Shareholders. Any such nominations should be in writing and state the name, age and address of the nominee, his or her educational and employment background, his or her present employment and a full and complete statement as to the qualifications of the nominee to serve as a director. The Board of Directors will not consider any nomination which does not provide this information. If a shareholder intends to make a nomination at the Annual Meeting of Shareholders, he or she must deliver a notice to the Secretary of the corporation setting forth certain information concerning the proposed nominee, as described in Hastings' Bylaws, at least 120 days prior to the date of the notice of the meeting.

     The Hastings Board of Directors has a standing Audit Committee composed of William R. Cook (Chairman), Neil A. Gardner, Mark R. S. Johnson, Douglas A. DeCamp and Richard L. Foster. The function of the Audit Committee is to recommend independent auditors to the Board of Directors for the annual audit of Hastings and its subsidiaries and to discuss the results of the audit with the independent auditors. The Audit Committee is responsible for causing suitable examinations of the financial records and operations of Hastings and its subsidiaries to be performed by the internal auditor and for reviewing internal controls to insure the objectivity of Hastings' financial statements. During 1997, the Audit Committee met two times.

     The Hastings Board of Directors has a standing Compensation
Committee composed of the following outside directors: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. The function of the Compensation Committee is to determine if director and officer compensation by Hastings is comparable to industry standards and to make appropriate recommendations to the Board of Directors. The Compensation Committee met two times in 1997.

     On December 12, 1995 the Board of Directors established a
Strategic Planning Committee. The function of the Strategic Planning Committee is to consider and develop strategic policies and proposals intended to enhance shareholder value in the long or short term and to make recommendations to the Board of Directors with respect to any such policy or proposal. The Committee has discretionary authority to review and negotiate any sale or merger proposal received by Hastings and to make recommendations to the Board of Directors with respect to any such proposal. The members of the Committee may only consist of members of the Board of Directors who are not and have not for a five-year period been officers or employees of Hastings. The current members of the Committee are William R. Cook, Richard L. Foster and Neil A. Gardner. The Strategic Planning Committee did not meet in 1997.

     During 1997, there were seven meetings of the Board of Directors.
All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which they served during the year.

                         COMPENSATION OF DIRECTORS

     All directors who are not full-time employees of Hastings are paid a fee of $675 for each regular or special meeting of the Board of Directors and $675 for each committee meeting attended by the director. Directors who are full-time employees do not receive additional compensation.


                          EXECUTIVE COMPENSATION

     Compensation on an accrual basis during 1997, 1996 and 1995, for the Co-Chief Executive Officers of Hastings and for the four most highly compensated executive officers, other than the Co-Chief Executive Officers, who earned over $100,000 in salary and bonus in 1997 (the "named executive officers") is set forth together with certain other information in the following table. The executive officers of Hastings are appointed annually by and serve at the pleasure of the Board of Directors.

                                                            SUMMARY COMPENSATION TABLE
                                                   ANNUAL                          LONG-TERM
                                                COMPENSATION                      COMPENSATION
                                             -------------------      --------------------------------------
                                                                                     AWARDS
                                                                      --------------------------------------
  NAME AND PRINCIPAL                                                     RESTRICTED    SECURITIES UNDERLYING    ALL OTHER
      POSITION                    YEAR       SALARY        BONUS      STOCK AWARDS<F1>      OPTIONS<F2>      COMPENSATION<F3>
----------------------            ----       ------        -----      ----------------      -----------      ----------------
Mark R.S. Johnson                 1997      $192,000      $35,887          $6,023              750               $12,099
Co-Chief Executive Officer        1996       192,000            0           9,365                                  9,266
President-Marketing               1995       192,000            0               0                                  9,254


Andrew F. Johnson                 1997      $192,000      $35,887          $6,023              750               $12,099
Co-Chief Executive Officer        1996       192,000            0           9,365                                 11,010
President-Operations              1995       192,000            0               0                                 10,944


Dale W. Koop                      1997      $102,120      $ 9,912          $3,422              400               $ 7,273
Vice President-                   1996       101,610            0           5,749                                  7,284
Engineering                       1995       100,080            0               0                                  7,155


Don L. Sander                     1997      $116,458      $11,364          $    0                0                 5,395
Vice-President
Manufacturing

                                      -17-

Monty C. Bennett                  1997      $ 94,320      $ 9,228          $3,422              400                 6,615
Vice-President                    1996        93,420            0           5,749                                  6,593
Employee Relations                1995        99,792            0               0                                  6,982


Thomas J. Bellgraph               1997      $ 93,600      $ 9,143          $3,422              400               $ 4,682
Vice President-Finance            1996        93,600            0           5,749                                  5,204
                                  1995        94,777            0               0                                  6,737
-----------------------

<F1> The values of restricted stock awards reported in this column are calculated using the closing market price of Common Stock on the date of grant. As of the end of Hastings' 1997 fiscal year, each of the named executive officers (except for Mr. Sander) held shares of restricted stock. Dividends will be paid on shares of restricted stock at the same rate dividends are paid on Common Stock. The number of shares of restricted stock held by each named individual and the aggregate value of those shares (as represented by the closing price of Common Stock on December 31, 1997, which was $40.00 per share) at the end of the Company's 1997 fiscal year, without giving effect to the diminution of value attributable to the restrictions on the stock, are set forth below:

                                              NUMBER                    AGGREGATE
                                             OF SHARES                    VALUE
                                             ---------                  ---------

                Mark R. S. Johnson             1,240                     $49,600
                Andrew F. Johnson              1,240                      49,600
                Dale W. Koop                     760                      30,400
                Don L. Sander                      0                           0
                Monty C. Bennett                 760                      30,400
                Thomas J. Bellgraph              760                      30,400

     See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION-- Restricted Stock Plan" for information concerning the vesting of shares awarded under the Restricted Stock Plan. Performance goals under the Restricted Stock Plan were not met in either 1996 or 1995.

<F2> The options reflected in this column were granted subject to shareholder approval of the Plan.

<F3> All other compensation includes:  (a) Company matching contributions under the Hastings Savings Plan and (b) Company profit-sharing contributions to the Hastings Savings Plan. The amounts included for each factor in 1997 are:




                                      -18-

                                             (A)           (B)
                                           -------       -------

          Mark R. S. Johnson                3,800         8,299
          Andrew F. Johnson                 3,800         8,299
          Dale W. Koop                      2,280         4,993
          Don L. Sander                     2,795         2,600
          Monty C. Bennett                  2,264         4,351
          Thomas J. Bellgraph                 374         4,308

                               STOCK OPTIONS

     As mentioned above, in December 1997, the Compensation Committee approved grants of options to certain individuals, subject to shareholder approval of the Plan at the Annual Meeting. If the Plan is not approved by the Company's shareholders, the following options will be rescinded. No other options were granted to the following persons in 1997.

                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                        PERCENT OF TOTAL
                  NUMBER OF SECURITIES  OPTIONS GRANTED                                       POTENTIAL REALIZABLE VALUE AT
                   UNDERLYING OPTIONS   TO EMPLOYEES IN                                       ASSUMED ANNUAL RATES OF STOCK
      NAME              GRANTED         FISCAL YEAR<F1>  EXERCISE PRICE  EXPIRATION DATE   PRICE APPRECIATION FOR OPTION TERM
      ----        --------------------  ---------------- --------------  ---------------   ----------------------------------
                                                                                                   5%              10%
                                                                                           ----------------------------------
Mark R. S. Johnson       750                14.6%            $40.25          12/18/07           $18,983          $48,113

Andrew F. Johnson        750                14.6%            $40.25          12/18/07           $18,983          $48,113

Dale W. Koop             400                 7.8%            $40.25          12/18/07           $10,124          $25,660

Don L. Sander              0                 0.0%               N/A               N/A               N/A              N/A

Monty C. Bennett         400                 7.8%            $40.25          12/18/07           $10,124          $25,660

Thomas J. Bellgraph      400                 7.8%            $40.25          12/18/07           $10,124          $25,660

--------------------

<F1> The percentages in this column were based on options to purchase a total of 5,125 shares, which excludes 900 shares granted to non-employee directors.

                                           FISCAL YEAR-END OPTION VALUES
                                     NUMBER OF                           VALUE OF UNEXERCISED
                          SECURITIES UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                             OPTIONS AT FISCAL YEAR-END                   FISCAL YEAR-END<F1>
                          ---------------------------------           ---------------------------
       NAME                EXERCISABLE       UNEXERCISABLE            EXERCISABLE   UNEXERCISABLE
------------------         -----------       -------------            -----------   -------------
Mark R. S. Johnson             0                 750                     $  0            $ 0

Andrew F. Johnson              0                 750                     $  0            $ 0

Dale W. Koop                   0                 400                     $  0            $ 0

Don L. Sander                  0                   0                     $  0            $ 0

Monty C. Bennett               0                 400                     $  0            $ 0

Thomas J. Bellgraph            0                 400                     $  0            $ 0

----------------------

<F1> None of the foregoing options are considered "in the money" because the exercise price ($40.25) was higher than the market value as of December 31, 1997 ($40.00).

                           DEFERRED COMPENSATION

     On June 1, 1986, Hastings adopted a defined contribution 401(k) profit-sharing plan known as the Hastings Savings Plan. This plan is administered by Hastings and is available to all salaried employees. Individual accounts are maintained for contributions made on behalf of each employee and each employee has a choice of investment options as to the balance in his or her account. There are four types of contributions to the plan: (1) an employee can make a voluntary contribution of the employee's compensation which is deducted by Hastings from the employee's normal compensation (legal limitations may restrict the maximum voluntary contribution by an employee in any year); (2) Hastings makes matching contributions equal to 40 percent of the amount of an employee's voluntary contribution, but only on the first 6 percent of an employee's compensation; (3) annually, from net profits, Hastings contributes for each employee an amount equal to 3 percent of the employee's compensation, plus 1 percent of the employee's compensation in excess of 25 percent of the social security wage base, plus 2 percent of the employee's compensation in excess of 75 percent of the social security wage base; and (4) Hastings may make discretionary contributions, from net profits, which are allocated among the participants based on the employee's annual compensation compared to total annual compensation of all employees. Benefits are payable at age 65 (normal retirement) or upon total disability, death or early employment termination. There are vesting requirements for Hastings' profit-sharing and discretionary contributions (but not for an employee's voluntary or Hastings' matching contributions). For employees who became participants prior to January 1, 1989, the vesting schedule is 40 percent vesting after 4 years of service, with 100 percent vesting after 5 years of service. For employees who became participants on or after January 1, 1989, the vesting schedule is 100 percent after 5 years of service.


                             STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on Hastings Common Stock to the AMEX Market Index and Peer Group Index. The AMEX Market Index is a broad equity market index published by the American Stock Exchange. The Peer Group Index is based upon the cumulative total shareholder return on the common stock issued by the selected companies in the automotive parts and accessories industry identified in Note (1) below. The returns of each member of the Peer Group are weighted according to the respective issuer stock market capitalization at the beginning of each period for which a return is indicated. Both indices assume dividend reinvestment. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period. The information in this Section entitled "Stock Performance" is not incorporated by reference in the Company's Annual Report on Form 10-K or in any other filings under the Securities Exchange Act of 1934.


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN






                                  [GRAPH]






 (Assumes $100 Invested on January 1, 1992 and Reinvestment of Dividends)

     The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

                                   1992          1993         1994         1995         1996         1997
                                   ----          ----         ----         ----         ----         ----
Hastings                         $ 100.00        98.17        70.23        67.92        82.73       135.10
AMEX Market Index                $ 100.00       140.93       121.63       129.85       163.65       208.93
Peer Group Index<F1>             $ 100.00       118.81       104.95       135.28       142.74       171.76

------------------------

<F1> The companies used to create the Peer Group Index are as follows:
Aftermarket Technology Corp.; Amerigon Incorporated; Arvin Industries, Inc.; Asha Corporation; Autoliv, Inc.; Barnes Group Inc.; Bonded Motors, Inc.; Borg Warner Automotive, Inc.; Boyds Wheels, Inc.; Breed Technologies, Inc.; Collins Industries, Inc.; The Colonel's International, Inc.; Crager Industries, Inc.; Dana Corp. Defiance, Inc.; Deflecta-Shield Corporation; Delco Remy International, Inc.; Desc, S.A. de C.V.; Detroit Diesel Corporation; Donaldson Company, Inc.; Durakon Industries, Inc.; Eaton Corporation; Echlin Inc.; Edelbrock Corporation; Excel Industries, Inc.; Federal-Mogul Corporation; Gentex Corporation; Glas-Aire Industries Group Ltd.; Hastings Manufacturing Company; Hayes Lemmerz International, Inc.; Hayes Wheels International, Inc.; Hilite Industries, Inc.; Impco Technologies, Inc.; Jason Inc.; JPE Inc.; Kroll-O'Gara Co.; Lund International Holdings, Inc.; Magna International Incorporated; MascoTech, Inc.; Memtec Ltd.; Meritor Automotive, Inc.; Modine Manufacturing Company; Monro Muffler Brake, Inc.; Motorcar Parts & Accessories, Inc.; Noble International, Ltd.; Orbital Engine Corp. Ltd.; R & B Inc.; Safety Components International, Inc.; Schawk, Inc.; Simpson Industries, Inc.; A O Smith Corp.; Smith AO Corp CL A; Sparton Corporation; SPX Corporation; SRS Labs, Inc.; Standard Motor Products, Inc.; The Standard Products Company; Stoneridge Inc.; Superior Industries International, Inc.; Tesma International Incorporated; Top Source Technologies, Inc.; Transpro, Inc.; TRW Inc.; Turbodyne Technologies Inc.; Universal Manufacturing Co.; Unova, Inc.; U S Automotive Manufacturing Inc.; Valley Forge Corporation; Wescast Industries, Inc.; Westinghouse Air Brake Company; Williams Controls, Inc.; and Wynn's International, Inc.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION <F2>

     The Company's executive compensation policy is formulated and recommended to the Board by the Compensation Committee of the Board of Directors. The Compensation Committee also administers the Company's compensation plans. The Compensation Committee evaluates annual salaries and incentive compensation plans for the executive officers and recommends the salaries and compensation to the Board. The Board of Directors makes the final decision on whether to adopt the Compensation Committee's recommendations.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation philosophy is intended to provide competitive levels of compensation, "tie" or "couple" officers' compensation with the achievement of the Company's performance objectives, reward good corporate performance, recognize individual achievement and allow the Company to attract and retain quality executive officers. The Compensation Committee's compensation policy provides that a significant portion of the annual compensation of each executive officer must relate to, and be contingent upon, the performance of the Company.
The Compensation Committee believes that this policy enhances shareholder value by rewarding executive officers for profitable growth of the Company.

     Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain executive officers. The Company has examined its executive compensation policies in light of Section 162(m) and will continue to assess the impact of Section 162(m) and take action to assure that appropriate levels of deductibility are maintained. It is not expected that any portion of the Company's deduction for employee remunerations will be disallowed in 1998.

     Compensation for executive officers, including the Co-Chief Executive Officers, is comprised of three primary components: base salary, an annual incentive bonus and awards of restricted stock. Executive officers also receive various fringe benefits that are offered to other employees including health and life insurance benefits and Company contributions to their Hastings Savings Plan accounts.

BASE SALARY

     The Company seeks to attract and retain executives by providing base salaries that are generally competitive with salaries paid for comparable positions with companies of similar general type and size in the marketplace. The Company obtains comparable salary information through various surveys. The skill and experience required by the position, job performance, accountability, length of service and current economic conditions also affect what an officer earns as a base salary.

     In general, the Company reviews the base salary of executive officers on an annual basis. Annual salary adjustments are determined by evaluating comparable salaries for executives at other companies, the job performance of the officer and any increase in responsibilities of the officer.

ANNUAL CASH INCENTIVE BONUS

     The Company's executive officers may receive an annual cash incentive bonus which is based on the Company's operating performance and consolidated net income before income tax expense.

RESTRICTED STOCK PLAN

     The Company also provides executive officers and certain other key employees of the Company with incentives to increase the long-term profitability of the Company by a restricted stock plan that was established in 1990 (the "Restricted Stock Plan"). The Compensation Committee believes that the Restricted Stock Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders by encouraging and promoting stock ownership by management. The Compensation Committee believes that the Restricted Stock Plan will result in better long-term performance for the Company and its shareholders. The Company currently has no target ownership level for equity holdings by officers.

     The Restricted Stock Plan is administered by a committee (the "RSP Committee"), consisting of three outside directors who are not eligible to participate in the Restricted Stock Plan. Every award of Common Stock under the Restricted Stock Plan will be subject to two types of restriction. The first restriction is based on a continuation of employment for five years (except in the case of retirement with prior approval, death or disability); otherwise, the recipient forfeits the unvested portion of any restricted stock held by him or her. Second, a portion of each award of restricted stock is also tied to achievement of certain performance goals established by the RSP Committee. The performance goals may be company-wide, subsidiary-wide or division-wide or tailored to the individual recipient. The performance goals have generally been based on the annual net income per share performance of the Company or the ratio of pre-tax income to net sales.

     If the Company meets or exceeds the performance goals for a particular year, then the recipient will become the owner of 20% of his or her restricted stock award. If the Company (or the individual, if applicable) fails to meet the performance goals, then the recipient will forfeit all interest in 20% of his or her restricted stock award. In other words, as long as the Company (or the individual, if applicable) meets the performance goals, then the recipient may keep the shares of stock awarded to him or her under the Plan.

     All recommendations of the Compensation Committee relating to 1997 compensation were unanimously approved by the Board of Directors without modification.

                               Respectfully submitted,

                               William R. Cook
                               Douglas A. DeCamp
                               Neil A. Gardner

-----------------------------
[FN]
     <F2> The information in this Section entitled "Compensation Committee
Report on Executive Compensation" is not incorporated by reference in the Company's Annual Report on Form 10-K or in any other filing under the Securities Exchange Act of 1934.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors were members of the Compensation Committee during 1997: William R. Cook; Douglas A. DeCamp; and Neil A. Gardner. During 1997 Andrew F. Johnson, Co-CEO and President-Operations of Hastings, served as a director of Hastings City Bank, of which Neil A. Gardner is a Executive Vice President.


                           INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of BDO Seidman, LLP, Grand Rapids, Michigan, as independent auditors to audit the consolidated financial statements of Hastings and its subsidiaries for the fiscal year ending December 31, 1997. BDO Seidman has served as independent auditors for Hastings since August 18, 1971. A representative of BDO Seidman is expected to attend the Annual Meeting of Shareholders on May 5, 1998. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Hastings' directors and officers and individuals who beneficially own more than 10 percent of the outstanding shares of Hastings Common Stock to file reports with the Securities and Exchange Commission concerning their beneficial ownership and changes in their ownership of shares of Hastings Common Stock. Such persons are required by Securities and Exchange Commission regulations to furnish to Hastings copies of all Section 16(a) reports they file.

     Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Hastings believes that, with the following exceptions, from January 1 through December 31, 1997, all Section 16 reporting and filing requirements were fulfilled.

     Under the Company's Restricted Stock Plan, certain officers of the Company have received grants of Common Stock. These grants were required to be reported on Form 5 for the year in which they were granted. However, Mark R. S. Johnson, Andrew F. Johnson, Dale W. Koop, Monty C. Bennett and Thomas J. Bellgraph filed Forms 5 reporting grants of restricted Common Stock for the years of the grants late, under the assumption that these grants were not required to be reported until the year in which the restrictions on the shares of Common Stock lapsed. On April 6, 1998, all of the officers filed forms setting forth these grants. In addition, Stephen G. Uhen, did not file a Form 3 upon his December 1997 appointment to the executive officer position of Vice President of Information Services of the Company. In April 1998, Mr. Uhen filed this form.

                           SHAREHOLDER PROPOSALS

     Any proposal that a Hastings shareholder intends to present at the Annual Meeting of Shareholders to be held in 1999 must be received by Hastings at its principal office not later than December 11, 1998, to be considered for inclusion in its proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                              OTHER BUSINESS

     The Hastings Board of Directors is not aware of any other matters that may be presented to the shareholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

                          SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by Hastings. Solicitation of Proxies will be made initially by mail. Directors, officers and employees of Hastings may solicit, without additional compensation, Proxies in person or by telephone, telegram or oral communication. In addition, banks, brokerage firms and other custodians, nominees and fiduciaries may communicate with and forward soliciting materials to beneficial owners of shares held by them to obtain authorization for execution of Proxies and may be reimbursed by Hastings for reasonable expenses incurred in sending proxy materials to those beneficial holders.

     It is important that your shares be represented at the meeting. To assure your representation, please complete, date, sign and return promptly your proxy in the enclosed postage prepaid envelope.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Monty C. Bennett

                                      MONTY C. BENNETT
                                      Secretary

                                APPENDIX A


                      HASTINGS MANUFACTURING COMPANY

              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Stock Option and Restricted Stock Plan of 1997 (the "Plan") for its directors, corporate and Subsidiary officers and other key employees. The Plan permits the grant or award of Options, Restricted Stock, and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership, and to attract and retain officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 Unless otherwise defined in the grant or agreement applicable to an Incentive Award, "Change in Control" means:

          (a) the sale, lease, exchange, or other transfer of substantially all the assets of the Company (in one transaction or in a series of related transactions) to, or the merger or consolidation of the Company with, a corporation that is not controlled by the Company; or

          (b) a change in control of the Company of a nature that would be required to be reported in a response to Item 6(e) of
     Schedule 14A of Regulation 14A issued under the Act, provided that, without limitation, such change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period).

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means a committee the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board appointed by the Board, all of whom shall be "Non-Employee Directors" (as defined below). The Board, in its discretion, may also require that members of the Committee be "outside directors" as defined in the rules issued under Section 162(m) of the Code.

     2.6  "Common Stock" means the Common Stock of the Company.

     2.7 "Company" means Hastings Manufacturing Company, a Michigan corporation, and its predecessors.

     2.8 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship, or officership. Ownership of less than three percent (3%) of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.9 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries that the Committee determines to be in the best interests of the Company.

     2.10 "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any of its Subsidiaries.

     2.11 "Incentive Award" means the award or grant of an Option, Restricted Stock, or Tax Benefit Right to a Participant under the Plan.

     2.12 "Market Value" of any security on any given date means if the security is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on the first day prior thereto on which such security was so traded; or if that is not applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.13 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act as in effect from time to time.

     2.14 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.15 "Option" means the right to purchase Common Stock at a stated price for a specified period of time.

     2.16 "Participant" means the directors, officers and other key employees of the Company and its Subsidiaries who are granted an Incentive Award under the Plan.

     2.17 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.18 "Restricted Stock" means Common Stock awarded to a Participant under Section 6 of the Plan.

     2.19 "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries of the Company.

     2.20 "Tax Benefit Right" means any right granted to a Participant under Section 7 of the Plan.

     2.21 "Total Disability" means that the Participant, for physical or mental reasons, is unable to perform the essential functions of his or her duties for the Company for 120 consecutive days, or 180 days during any twelve month period.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan, to supervise the administration of the Plan and the Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may delegate recordkeeping, calculation, payment, and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 of the Plan, a maximum of 19,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares may be authorized but unissued shares.

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 10% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the Option prices, award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expires or is terminated during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not purchased or retained by the Participant under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.

                                 SECTION 5

                                  OPTIONS

     5.1  GRANT.

          (a) OFFICERS AND EMPLOYEES. Except as set forth below for Non-Employee Directors, a Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of the Options granted under the Plan. Subject to the limitation imposed by
     Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

          (b) NON-EMPLOYEE DIRECTORS. Subject to the limitation imposed by Section 4.2 and the adjustments imposed by Section 4.3, an Option to purchase 100 shares of Common Stock shall be granted automatically on the date of the Company's 1998 Annual Meeting of shareholders and the date of each annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non-Employee Director shall at the time of his or her initial election or appointment be granted a Stock Option to purchase 100 shares of Common Stock. The Options shall be granted at an option price equal to the fair market value of the Common Stock at the date of grant of the option and shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Options granted to Non-Employee Directors shall not be treated as incentive stock options under Section 422(b) of the Code.

     5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. To the extent not covered by the Option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 OPTION PRICE. The per share Option price shall be determined by the Committee. The per Share Option Price of any Option intended to qualify as an incentive stock option under Section 422(b) of the Code shall be equal to or greater than 100% of the Market Value on the date of grant.
The date of grant of an Option shall be the date the Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended before or after exercise of an Option (a) by the Committee in its sole discretion, if the terms of such amendment are more favorable to the Participant, or (b) in all other cases, by the Committee with the consent of the Participant. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Option provides an exercise price equal to at least one hundred ten percent (110%) of the Market Value of the Common Stock, and the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods as may be fixed by the Committee. Options intended to qualify as incentive stock options shall have terms not to exceed ten years from the grant date. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee may also vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.7  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions intended to assure compliance with applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, termination for cause, or any additional provision as determined by the Committee, the Participant may exercise an Option for a period of 90 days after such termination of employment or directorship, but only to the extent the Participant was entitled to exercise the Option on the date of termination and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries;
     (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH. If a Participant dies either while an employee or director of the Company or one of its Subsidiaries, or dies after termination of employment or directorship other than for cause and other than as a result of voluntary termination but during the time when the Participant could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment or directorship, whichever first occurred, and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (c) TOTAL DISABILITY. If a Participant ceases to be an employee or a director of the Company or one of its Subsidiaries due to the Participant's Total Disability, the Participant may exercise an Option for a period of one year following such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (d) ADDITIONAL PROVISIONS IN OPTION AGREEMENTS. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Option agreement entered into with a Participant that the Participant may exercise any outstanding options upon termination due to Early Retirement, Normal Retirement or Consensual Severance for a period of time after such termination as may be determined by the Committee, PROVIDED that (i) such period may not extend beyond the earlier of three
     (3) years after the date of termination or the date on which the Options expire by their terms, (ii) the Participant may exercise the Option only to the extent the Participant was entitled to exercise the Option on the date of termination, and (iii) the Participant shall have no further right to exercise any Options after termination due to Early Retirement, Normal Retirement or Consensual Severance if the Committee determines the Participant has entered into Competition with the Company.

          (e) VOLUNTARY TERMINATION. Except as provided in Section 5.8(d), if a Participant voluntarily terminates employment with the Company or one of its Subsidiaries, the Participant shall have no further right to exercise any Option previously granted him, unless the terms of the Option Agreement provide otherwise.

          (f) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.

          (g) SUSPENSION OF EXERCISABILITY. If the Participant receives notice from the Company that the Participant may be terminated for cause, the Participant shall have no right to exercise any Options previously granted for a period of sixty days from the receipt of such notice. If the Participant is terminated for cause within such sixty-day period, the Participant shall have no further right to exercise any Option previously granted. If the Participant is not terminated for cause within the sixty-day period, the provisions of the Option agreement and the Plan shall continue to apply to the exercisability of the Participant's Options.

                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     6.3  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, or any other additional provisions as determined by the Committee pursuant to Section 6.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination shall automatically be forfeited and returned to the Company.
     For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH OR TOTAL DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment or directorship with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall automatically terminate and the Restricted Stock shall vest as of the date of termination.

          (c) ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE. The Committee may, in its sole discretion, provide provisions in any Restricted Stock agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Early Retirement, Normal Retirement, Consensual Severance or a Change in Control.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock shall immediately cease and terminate, and the Participant shall promptly forfeit and surrender to the Company all such Restricted Stock.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a stockholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Corporation.

     6.7 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.


                                 SECTION 7

                            TAX BENEFIT RIGHTS

     7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which the Company is entitled to a deduction or credit by reason of exercise of the Option or the disqualifying disposition.

     7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to an Option issued and outstanding or to be issued under the Plan or any other Plan of the Company or its Subsidiaries that has been approved by the shareholders as of the effective date of the Plan and may be granted concurrently with or after the grant of the Option. Such rights with respect to outstanding Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing Options.

     7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Options under the Plan or any other plan of the Company and those terms and conditions shall be set forth in written agreements. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Option price, unless otherwise provided by the Committee.


                                 SECTION 8

                             CHANGE IN CONTROL

     Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include provisions for Participants to receive cash in lieu of outstanding Options upon a Change in Control of the Company.


                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the

Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     9.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                SECTION 10

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect December 9, 1997 and shall be submitted to the Company's shareholders for approval. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under this Plan after December 8, 2007.


                                SECTION 11

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

PROXY                                                                 PROXY
                      HASTINGS MANUFACTURING COMPANY
                             325 NORTH HANOVER
                         HASTINGS, MICHIGAN 49058
                       TELEPHONE NO. (616) 945-2491

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder hereby appoints Monty C. Bennett and Andrew F. Johnson, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Hastings Manufacturing Company that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the principal office of Hastings Manufacturing Company in the City of Hastings, Michigan, on Tuesday, May 5, 1998, at 9 a.m. local time, and any adjournment of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

               (Continued and to be signed on reverse side)

                      HASTINGS MANUFACTURING COMPANY

1. ELECTION OF DIRECTOR   Nominee:           FOR     WITHHELD     FOR ALL
   Neil A. Gardner                                              EXCEPT THOSE
   (INSTRUCTION: TO WITHHOLD AUTHORITY                           INDICATED
   TO VOTE FOR ANY  INDIVIDUAL NOMINEE,
   STRIKE THROUGH THAT NOMINEE'S NAME
   ABOVE)                                    [ ]       [ ]          [ ]

   Your Board of Directors Recommends that You Vote "FOR" All Nominees

2. APPROVAL OF THE STOCK OPTION AND          FOR     AGAINST      ABSTAIN
   RESTRICTED STOCK PLAN OF 1997
                                             [ ]       [ ]          [ ]


          IF ANY NOMINEE IS UNABLE OR UNWILLING TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING OF SHAREHOLDERS, EACH PROXY MAY BE VOTED FOR ANY SUBSTITUTE NOMINEE DESIGNATED BY THE PRESENT BOARD OF DIRECTORS. FURTHER, THE PROXIES NAMED HEREIN SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS, NOT PRESENTLY KNOWN, THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 10, 1998, IS ACKNOWLEDGED.

Dated: _________________, 1998     X_______________________________________

                                   X_______________________________________
                                   Signature of Shareholder(s)

                                   IMPORTANT -- Please sign exactly as
                                   your name(s) appears on this Proxy.
                                   When signing on behalf of a
                                   corporation, partnership, estate or
                                   trust, indicate title or capacity
                                   of person signing.  IF SHARES ARE
                                   HELD JOINTLY, EACH HOLDER SHOULD
                                   SIGN.